Exhibit (a)(8)
Slide 1
Offer to Amend Eligible Options
November 21, 2007
Mark Rogers, Lisa May, Melanie Williams
Slide 2
Disclaimer — Refer to the Offering Memorandum

–	This presentation is only intended to provide an overview of the issues and give you an opportunity to ask questions.

–	The actual “Offer” is strictly limited to the terms and conditions of specified in the Offer to Amend Eligible Options (the “Offering Memorandum”) filed with the Securities and Exchange Commission on November 21, 2007.

–	In the event of a conflict between this presentation and the Offering Memorandum, the Offering Memorandum will control.
Slide 3
What is Section 409A?

–	Section 409A was added to the Internal Revenue Code by the American Jobs Creation Act of 2004.

–	Intended to address “abuses” in deferred compensation in which compensation is “earned” in one year, but paid and taxed in a later year.

–	Certain stock options are now considered to be deferred compensation.

–	The following options are subject to Section 409A, unless they qualify for an exemption:

–	All options granted after October 4, 2004.
–	All options granted on or before October 4, 2004, but unvested as of January 1, 2005.
Slide 4
Option Taxation Prior to Section 409A — NSOs

–	Nonqualified stock options (NSOs), discounted or not, are taxed as follows:

–	No tax at grant or vesting.
–	Income tax upon exercise.

–	Option strike price = $43; stock price at vesting = $45
–	Assume employee exercises when stock price = $50
–	Income tax upon exercise on the $7 “gain”($50-$43)
–	Subject to capital gains tax upon sales on any additional gain (sales price — $50)

–	Insight considers discounted options as NSOs even if originally granted as ISOs.
Slide 5
How Does Section 409A Treat “Discounted” Options?

–	Options not otherwise exempt from Section 409A are subject to Section 409A if the strike price is determined to have been issued at a discount for accounting purposes.

–	In other words, the options were determined to have been granted with a strike price below the stock’s fair market value (FMV) on the grant date.

–	Pursuant to Section 409A, such “discounted” options are:

–	Subject to federal income tax in the year that they vest (whether or not the options are exercised);
–	Subject to an additional 20% federal income tax;
–	May be subject to additional state income taxes (e.g., 20% in California); and
–	Subject to an interest penalty.

–	Aggregate 80% or greater marginal tax rate possible!
Slide 6
How Did I Receive “Discounted Options”?

–	The Options Subcommittee of Insight’s Board of Directors determined that, with respect to certain option grants, the measurement date for accounting purposes differed from the date of grant.

–	If the FMV on the revised measurement date was higher than the FMV on the original grant date, then the option is discounted for accounting purposes and also for tax purposes.
Slide 7
Example

–	Assume an option was granted on July 1, 2002 for 10,000 shares.

–	Assume the strike price = $12.00, but FMV at revised accounting measurement date = $16.00.

–	Vesting:

–	1,250 options vest on January 1, 2003
–	2,500 options vest during 2003
–	2,500 options vest during 2004
–	2,500 options vest during 2005
–	1,250 options vest during 2006

–	Assume that no part of the option has yet been exercised.
Slide 8
Example (Cont’d)

–	Result:

–	3,750 options (2,500 + 1,250) in this grant would be subject to Section 409A because they:

–	(1) have been granted at less than FMV on the date of grant;

–	(2) vested after 12/31/04; and

–	(3) have not been exercised or cancelled to date.
Slide 9
Example (Cont’d)
Assume that, as of 12/31/2007, Insight stock price = $28.00

Section 409A Estimated Impact
W-2 Income Inclusion: $60,000
(3,750 options x $16.00 ($28.00 FMV — $12.00 Option Price))
Fed Ordinary Income Tax	$21,000	(35.0%)
CA Ordinary Income Tax	$5,580	(9.3%)

Normal Tax Rate	$26,580	44.3%
Penalty Tax (Fed + CA)	$24,000	(40.0%)
Interest (Fed + CA)	$5,400	(9.0%)*

Tax Rate w/§409A	$55,980	93.3%
Tax due will be recalculated each year until exercise or expiration of the option based on any increases in the value of the underlying shares (no offset for decreases in value).

*	Assumes an aggregate interest rate under Section409A and applicable CA law of 9%. Rate is subject to change based on changes in applicable federal interest rate.
Slide 10
Insight’s Solution: The Offer

–	Amend unexercised Eligible Options to increase the option strike price.

– –	New option strike price will equal the fair market value (closing price) at the revised accounting measurement date. All other terms will remain the same (including the number of shares, vesting schedule and expiration date).

–	Make a cash payment to you in January of 2008.

–	Equal to the difference between the original option strike price and the revised strike price multiplied by the number of eligible shares.
Slide 11
Eligible Optionees

–	To participate in the Offer, you must be an “Eligible Optionee”.

–	“Eligible Optionee” is an individual who has been granted an “Eligible Option” (discussed on next slide) and who is:

–	A current employee as of the commencement of the Offer and when the Offer closes; and
–	Subject to taxation in the United States.

–	If your employment terminates prior to the close of the Offer, you will no longer be an Eligible Optionee.
Slide 12
Eligible Options

–	“Eligible Options” are certain options granted under Insight’s 1998 Long Term Incentive Plan on certain specified dates (next slide).

–	Only the following portion of Eligible Options may be amended pursuant to the Offer:

–	Beneficially owned by an Eligible Optionee; and
–	Unvested as of January 1, 2005; and
–	Outstanding (unexercised or not otherwise terminated) at the close of the Offer.

–	All or nothing— If you tender any of your Eligible Options, then you must tender all of your Eligible Options.
Slide 13
Eligible Option Grant Dates

– – – – – –	November 13, 2002 April 1, 2003 April 25, 2003 February 4, 2004 July 12, 2004 May 6, 2005
Slide 14
Options Not Eligible for the Offer (the “Ineligible Portion”)

–	The following portions of “Eligible Options” are excluded from the Offer:

–	Vested on or before December 31, 2004; or
–	Already exercised; or
–	Expired or otherwise cancelled; or
–	Beneficially owned by someone other than an Eligible Optionee.
Slide 15
Example

–	Assume an option was granted on July 1, 2002 for 10,000 shares.

–	Assume the option price = $12.00, but FMV at revised accounting measurement date = $16.00.

–	Vesting:

–	1,250 options vest on January 1, 2003
–	2,500 options vest during 2003
–	2,500 options vest during 2004
–	2,500 options vest during 2005
–	1,250 options vest during 2006

–	Option Amendment:

–	3,750 options vesting after 1/1/05 — amended price = $16.00.
–	6,250 options vesting before 1/1/05 retain original $12.00 exercise price.
–	No change to expiration date or vesting schedule.

Slide 16
What If I Elect Not to Participate In The Offer?

–	Potential Tax Impact— even if you never exercise:

–	Potential federal income taxation prior to exercise.
–	20% additional federal income tax.
–	Potential federal interest and penalties.
–	Potential parallel state income tax, interest and penalties (if applicable).

–	Tax due may increase each year until exercise or expiration of the discounted options.

–	This solution is a one-time offer to help minimize or avoid these adverse tax consequences.
Slide 17
How Do I Participate?
Tender Offer Expires: December 20, 2007

–	All elections MUST be received by 11:59 PM (Eastern time) on December 20, 2007.
–	Late submissions will not be accepted.

–	Only way to “tender” and accept the offer:

–	Submit your completed personalized Election Form that was mailed to you via hand delivery, mail or courier to Corporate Secretary, Insight Enterprises, Inc., 1305 West Auto Drive, Tempe, Arizona 85284.

–	An Election Confirmation Statement will be emailed to you after we receive your Election Form.

–	Participation is voluntary.
Slide 18
Tender Offer Documents and Personalized Election Form

–	You have received a packet in the mail that includes:

–	A copy of the Offering Memorandum.
–	Your personalized Election Form.
Slide 19
What About Exercised Options?

–	Exercised options are excluded from the Offer.

–	Options exercised prior to January 1, 2006

–	Exempt from Section 409A.

–	Options exercised on or after January 1, 2006

–	May be subject to Section 409A, even if the Optionee was unaware that the option may have been granted at a discount.*

*	Insight is offering a special program to address this situation.
Slide 20
How Do I Reject the Offer?

–	Complete Election Form indicating rejection (checking the box “Amend None”) of the Offer.

–	Return Election Form to Insight via hand delivery, mail or courier: Corporate Secretary, Insight Enterprises, Inc., 1305 West Auto Drive, Tempe, Arizona 85284.
Or

–	Fail to return the Election Form by deadline.
Or

–	Do nothing.
Slide 21
What If I Change My Mind?

–	Elections may be withdrawn at any time prior to the Expiration Date by completing and mailing the Rescission Letter.
Slide 22
What Do I Need to Do?

–	Carefully review the Offering Memorandum and related materials.

–	Consult with your own legal, financial, and tax advisors.

–	Consider which alternative is best for you:

–	Amend Eligible Options and accept Cash Payment; or
–	Reject the Offer.

Slide 23
What Do I Need to Do?

–	Insight will answer questions, but it will not make specific recommendations.

–	If considering exercising your Eligible Options during 2007, consider delaying exercising your Eligible Options until you have decided what to do about the offer. Your Eligible Options will no longer qualify as “Eligible Options” once they have been exercised.
Slide 24
Risks of Tax Rule Uncertainty

–	Insight believes that the Offer “cures” the potential problem of discounted options under Section 409A, but it cannot provide an absolute guarantee.

–	Section 409A is new, and guidance from the Treasury and IRS has been limited and sporadic to date.

–	No assurance that subsequent guidance may not cause unfavorable tax consequences to you, despite your participation in the Offer.

–	State tax law uncertainty.
Slide 25
Important Information
This presentation is for informational purposes only and is not an offer to purchase or the solicitation of an offer to sell any securities. The solicitation and the offer to amend are made only pursuant to an offer to amend and related materials that Insight filed with the Securities and Exchange Commission (“SEC”) on November 21, 2007 as part of a Schedule TO. Optionees who are eligible to participate in the tender offer should read the offering memorandum and the related materials carefully because they contain important information about the tender offer.
Slide 26
Reminders
Circular 230 Disclaimer
The following disclaimer is provided in accordance with the Internal Revenue Service’s circular 230 (21 C.F.R. Part 10). This presentation is not intended or written to be used, and it cannot be used by you for the purpose of avoiding any penalties that may be imposed on you by any governmental taxing authority or agency. You should seek advice based on your particular circumstances from an independent tax advisor.